Exhibit 99.1

Press Release

Investors:	Media:

Parag Bhansali	Michelle Kersch
(904) 854-8640	(904) 854-5043
Lender Processing Services, Inc. Reports Strong Fourth Quarter 2010 Earnings
Year-over-year revenues increase 5.0%
Year-over-year adjusted EPS increases 12.2% to 92 cents per diluted share
     JACKSONVILLE, Fla. — February 3, 2011 — Lender Processing Services, Inc. (NYSE:LPS), a leading provider of integrated technology and services to the mortgage and real estate industries, today reported consolidated revenues of $638.8 million for the fourth quarter of 2010, an increase of 5.0% compared to the fourth quarter of 2009, while net earnings of $70.7 million or 78 cents per diluted share in the fourth quarter of 2010 compared to $74.9 million or 77 cents per diluted share in the prior year quarter.
     Adjusted net earnings for the fourth quarter of 2010 were $83.5 million, or 92 cents per diluted share, compared to $79.6 million, or 82 cents per diluted share in the fourth quarter of 2009, and, were higher primarily due to reduced interest expense and a lower share count. Adjusted net earnings in the current quarter include an adjustment for purchase price amortization of 4 cents per diluted share and exclude charges of 7 cents per diluted share for a non-recurring accrual adjustment in our Loan Transaction Services segment (relating to 2007 and 2008) and 3 cents per diluted share relating to costs associated with the departure of our former CFO, while the prior year quarter included an adjustment for purchase price amortization of 5 cents per diluted share.

     “LPS had a strong fourth quarter despite challenging conditions in the origination and default markets and a difficult macro-economic environment. LPS, with its market leading presence and its broad-based technology driven solutions for the mortgage and real estate industries, remains well positioned to achieve its growth objectives in 2011 and beyond,” said Lee A. Kennedy, Executive Chairman of LPS.
     “Our Loan Facilitation business posted record growth in a difficult market while our Default Services business continued to be impacted by a sluggish market environment. Our Other TD&A segment continued to reflect strong growth due to additional market share gains. During 2010, we further strengthened our balance sheet and expanded our financial flexibility by paying down $40.1 million in debt. Also, we continued to be disciplined and aggressive in our capital deployment strategy by repurchasing 7.4 million shares during 2010,” added Jeff Carbiener, President and CEO of LPS.
     Operating income of $128.6 million in the quarter compared to $140.9 million in the fourth quarter of 2009. Adjusting for the charges noted earlier, operating income was $142.6 million in the fourth quarter of 2010.
     Full year 2010 revenues of $2.5 billion were 3.6% above 2009 while net earnings of $302.3 million in 2010 compared to $275.7 million in the prior year. Adjusted net earnings for full year 2010 of $326.4 million were a solid 8.7% higher than full year 2009.
     Net cash provided by operating activities for full year 2010 was $448.7 million compared to $443.7 million in 2009. Adjusted free cash flow (net cash provided by operating activities minus certain non-recurring expenses and additions to property, equipment and computer software) for full year 2010 was $342.0 million compared to $349.2 million for 2009 and was lower primarily due to higher capital expenditures as well as from changes in working capital.

Technology, Data and Analytics (TD&A)
     Revenues for the segment were $201.1 million compared to $189.4 million in the fourth quarter of 2009, while operating income of $60.4 million compared to $63.5 million in the prior year period. Mortgage Processing revenues of $100.3 million compared to $104.2 million in the same period last year. Other TD&A revenues of $100.7 million were 18.1% above the fourth quarter of 2009 primarily due to higher Desktop revenues as well as strong growth in our Other Software and Services offerings. Overall operating income for TD&A was lower compared to the prior year quarter primarily due to lower contributions from Mortgage Processing, somewhat offset by higher contributions from our Other Software and Services, and Desktop businesses.
Loan Transaction Services (LTS)
     Revenues for the segment were $439.7 million compared to $421.6 million in the fourth quarter of 2009, and operating income of $105.7 million, excluding the non-recurring accrual adjustment noted earlier, compared to $97.2 million in the prior year quarter. Loan Facilitation Services revenues of $188.3 million increased 31.8% compared to the fourth quarter of 2009. This result compared very favorably to the Mortgage Bankers Association’s (MBA) estimate of overall fourth quarter originations being lower by 24% compared to the same period last year and, this positive variance was primarily due to continued market share gains in our settlement services offerings. Default Services revenues of $251.3 million declined 9.8% compared to the fourth quarter of 2009 driven by continued delays in the initiation of foreclosure proceedings in the industry. Overall operating income for LTS grew 8.8% mainly due to higher income in Loan Facilitation Services partly offset by lower contributions from Default Services.
Corporate and Other
     Net corporate expenses in the fourth quarter of 2010, excluding the personnel related charge noted earlier, were $23.5 million compared to $19.8 million in the prior year quarter and were higher primarily due to higher personnel related expenses.

     The company noted that it had repurchased 2.6 million shares for $78.6 million in the fourth quarter. Following these purchases, $171.4 million remains available under the current authorization.
Outlook
     “While the broader economy and the mortgage and real estate markets in particular were challenging in 2010, overall, we had a good year. LPS continues to have a strong presence in each of its businesses and is well positioned to grow earnings per share in 2011,” said Jeff Carbiener. “Building on the strong 2010 results, we expect first quarter 2011 adjusted earnings to be in the range of 81-84 cents per diluted share. For full year 2011, we expect adjusted earnings to be in the $3.74 — $3.81 per diluted share range.”
Use of Non-GAAP Financial Information
     Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, LPS reports several non-GAAP measures, including “EBIT, as adjusted” (GAAP operating income adjusted for the impact of certain non-recurring adjustments, if applicable), “adjusted net earnings” (GAAP net earnings adjusted for the impact of certain non-recurring adjustments, if applicable, plus the after-tax purchase price amortization of intangible assets added through acquisitions), “adjusted net earnings per diluted share” (adjusted net earnings divided by diluted weighted average shares), and “adjusted free cash flow” (net cash provided by operating activities less additions to property, equipment and computer software, as well as non-recurring adjustments, if applicable). LPS provides these measures because it believes that they are helpful to investors in comparing year-over-year performance in light of certain non-recurring charges, and to better understand our financial performance, competitive position and future prospects. Non-GAAP measures should be considered in conjunction with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to this release.
Conference Call and Webcast
     LPS will host a conference call to discuss these results on Friday, February 4, 2011, at 8:00 a.m. EST. Interested parties are invited to listen to the live webcast by logging on to the Investor Relations section at www.lpsvcs.com. Supplemental materials will be available on the website. Those wishing to participate via the conference call may do so by calling 866-823-5035. A replay of the webcast will be available on the website shortly after the call where it will be archived for one month. A replay of the conference call will be available through February 11, 2011 by dialing 888-203-1112 (access code: 4532202).
     To access a printer friendly version of this release and accompanying exhibits, go to http://www.lpsvcs.com/investor.
About Lender Processing Services
     Lender Processing Services, Inc. (LPS) is a leading provider of integrated technology and services to the mortgage and real estate industries. LPS offers solutions that span the mortgage continuum, including lead generation, origination, workflow automation (Desktop), servicing, portfolio retention and default, augmented by the company’s award-winning customer support and professional services. Approximately 50 percent of all U.S. mortgages by dollar volume are serviced using LPS’s Mortgage Servicing Package (MSP). LPS also offers proprietary mortgage and real estate data and analytics for the mortgage and capital markets industries. For more information about LPS, visit www.lpsvcs.com.

Forward-Looking Statements
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: our ability to adapt our services to changes in technology or the marketplace; the impact of adverse changes in the level of real estate activity (including among others, loan originations and foreclosures) on demand for certain of our services; our ability to maintain and grow our relationships with our customers; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; the level of scrutiny being placed on participants in the foreclosure process; risks associated with federal and state inquiries and examinations currently underway or that may be commenced in the future with respect to our default management operations, and with civil litigation related to these matters; changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; changes in general economic, business and political conditions, including changes in the financial markets; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with protecting information security and privacy; and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K, the Company’s subsequent reports on Form 10-Q and other filings with the Securities and Exchange Commission.
###

Exhibit A
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Earnings
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2010	2009	2010	2009
	(In thousands, except per share data)

Processing and services revenues	$638,820	$608,133	$2,456,335	$2,370,548
Cost of revenues	437,963	403,174	1,642,075	1,571,003

Gross profit	200,857	204,959	814,260	799,545
Selling, general and administrative expenses	72,299	64,059	257,350	267,339

Operating income	128,558	140,900	556,910	532,206
Other income (expense):
Interest income	246	405	1,316	1,654
Interest expense	(16,317)	(19,896)	(70,850)	(84,630)
Other expense, net	71	(31)	273	(248)

Total other income (expense)	(16,000)	(19,522)	(69,261)	(83,224)

Earnings from continuing operations before income taxes and equity in losses of unconsolidated entity	112,558	121,378	487,649	448,982
Provision for income taxes	41,834	46,427	185,305	171,735

Earnings from continuing operations before equity in losses of unconsolidated entity	70,724	74,951	302,344	277,247
Equity in losses of unconsolidated entity	—	—	—	(37)

Earnings from continuing operations	70,724	74,951	302,344	277,210
Discontinued operation, net of tax	—	—	—	(504)

Net earnings	70,724	74,951	302,344	276,706
Noncontrolling minority interest	—	(50)	—	(977)

Net earnings attributable to Lender Processing Services, Inc.	$70,724	$74,901	$302,344	$275,729

Net earnings per share — diluted from continuing operations	$0.78	$0.77	$3.23	$2.87
Net earnings per share — diluted from discontinued operation	—	—	—	—

Net earnings per share — diluted	$0.78	$0.77	$3.23	$2.87

Weighted average shares outstanding — diluted	90,296	96,781	93,559	96,152

Exhibit B
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	December 31,
	2010	2009
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$52,287	$70,528
Trade receivables, net of allowance for doubtful accounts	419,647	401,333
Other receivables	4,910	3,770
Prepaid expenses and other current assets	38,328	26,985
Deferred income taxes	44,102	47,528

Total current assets	559,274	550,144

Property and equipment, net of accumulated depreciation	123,897	113,108
Computer software, net of accumulated amortization	217,573	185,376
Other intangible assets, net of accumulated amortization	58,269	72,796
Goodwill	1,159,539	1,166,142
Other non-current assets	133,291	109,738

Total assets	$2,251,843	$2,197,304

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$145,154	$40,100
Trade accounts payable	51,610	38,166
Accrued salaries and benefits	55,230	54,376
Recording and transfer tax liabilities	10,879	15,208
Due to affiliates	—	3,321
Other accrued liabilities	145,203	151,601
Deferred revenues	57,651	66,602

Total current liabilities	465,727	369,374

Deferred revenues	36,893	37,681
Deferred income taxes, net	96,732	65,215
Long-term debt, net of current portion	1,104,247	1,249,250
Other non-current liabilities	22,030	19,926

Total liabilities	1,725,629	1,741,446

Stockholders’ equity:
Preferred stock $0.0001 par value; 50 million shares authorized, none issued at December 31, 2010 or 2009, respectively	—	—
Common stock $0.0001 par value; 500 million shares authorized, 97.4 million and 97.0 million shares issued at December 31, 2010 and 2009, respectively	10	10
Additional paid-in capital	216,896	173,424
Retained earnings	596,168	330,963
Accumulated other comprehensive loss	(283)	(7,630)
Treasury stock $0.0001 par value; 8.6 million and 1.2 million shares at December 31, 2010 and 2009, respectively	(286,577)	(40,909)

Total stockholders’ equity	526,214	455,858

Total liabilities and stockholders’ equity	$2,251,843	$2,197,304

Exhibit C
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	Year ended December 31,
	2010	2009
	(In thousands)
Cash flows from operating activities:
Net earnings attributable to Lender Processing Services, Inc.	$302,344	$275,729

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	98,761	97,922
Amortization of debt issuance costs	4,716	5,404
Gain on sale of discontinued operation	—	(2,574)
Deferred income taxes, net	30,417	25,463
Stock-based compensation cost	32,077	28,042
Income tax benefit from exercise of stock options	(165)	(2,921)
Equity in losses of unconsolidated entity	—	37
Noncontrolling minority interest	—	977
Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	(17,802)	(49,602)
Other receivables	(1,126)	13,637
Prepaid expenses and other assets	(22,859)	(11,578)
Deferred revenues	(11,687)	11,316
Accounts payable, accrued liabilities and other liabilities	34,018	51,836

Net cash provided by operating activities	448,694	443,688

Cash flows from investing activities:
Additions to property and equipment	(40,653)	(40,890)
Additions to capitalized software	(67,603)	(57,885)
Purchases of investments, net of proceeds from sales	(20,956)	—
Acquisition of title plants and property records data	(4,401)	(17,219)
Acquisitions, net of cash acquired	(18,823)	(31,103)
Proceeds from sale of discontinued operation, net of cash distributed	—	(32,638)

Net cash used in investing activities	(152,436)	(179,735)

Cash flows from financing activities:
Debt service payments	(40,109)	(254,497)
Exercise of stock options and restricted stock activity	12,111	8,098
Income tax benefit from exercise of stock options	165	2,921
Cash dividends paid	(37,139)	(38,306)
Acquisition of noncontrolling minority interest	—	(6,850)
Treasury stock repurchases	(246,549)	(22,757)
Bond repurchases	—	(8,000)
Payments of contingent consideration related to acquisitions	(2,978)	—

Net cash used in financing activities	(314,499)	(319,391)
Net decrease in cash and cash equivalents	(18,241)	(55,438)
Cash and cash equivalents, beginning of year	70,528	125,966

Cash and cash equivalents, end of year	$52,287	$70,528

Supplemental disclosures of cash flow information:
Cash paid for interest	$69,005	$81,698

Cash paid for taxes	$151,436	$154,595

Non-cash redistribution of assets to FIS	$—	$434

Non-cash consideration received from sale of discontinued operation	$—	$40,310

Non-cash consideration issued in acquisition of business	$—	$(5,162)

Exhibit D
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION — UNAUDITED
(In thousands)

		Year ended December 31,		Quarter ended
		2010	2009	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
1.	Revenues — Continuing Operations

	Technology, Data and Analytics (TD&A):
	Mortgage Processing	$402,693	$387,874	$100,341	$102,362	$102,356	$97,634	$104,184	$102,973	$89,567	$91,150
	Other TD&A	359,948	319,611	100,713	94,555	82,852	81,828	85,247	83,313	82,322	68,729

	Total	762,641	707,485	201,054	196,917	185,208	179,462	189,431	186,286	171,889	159,879

	Loan Transaction Services:
	Loan Facilitation Services	640,907	547,300	188,332	165,490	140,471	146,614	142,919	136,657	148,510	119,214
	Default Services	1,060,616	1,137,313	251,327	265,572	275,046	268,671	278,647	303,823	299,534	255,309

	Total	1,701,523	1,684,613	439,659	431,062	415,517	415,285	421,566	440,480	448,044	374,523

	Corporate and Other	(7,829)	(21,550)	(1,893)	(1,939)	(1,644)	(2,353)	(2,864)	(7,339)	(6,762)	(4,585)

	Total Revenue	$2,456,335	$2,370,548	$638,820	$626,040	$599,081	$592,394	$608,133	$619,427	$613,171	$529,817

	Revenue Growth from Prior Year Period

	Technology, Data and Analytics:
	Mortgage Processing	3.8%	16.1%	-3.7%	-0.6%	14.3%	7.1%	17.9%	23.2%	9.1%	13.7%
	Other TD&A	12.6%	38.1%	18.1%	13.5%	0.6%	19.1%	40.3%	50.5%	37.9%	23.5%

	Total	7.8%	25.1%	6.1%	5.7%	7.7%	12.2%	27.0%	34.1%	21.3%	17.7%

	Loan Transaction Services:
	Loan Facilitation Services	17.1%	26.8%	31.8%	21.1%	-5.4%	23.0%	70.3%	55.9%	25.8%	-16.1%
	Default Services	-6.7%	33.5%	-9.8%	-12.6%	-8.2%	5.2%	14.3%	25.6%	51.9%	51.0%

	Total	1.0%	31.3%	4.3%	-2.1%	-7.3%	10.9%	28.7%	33.7%	42.1%	20.4%

	Corporate and Other	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m

	Total Revenue	3.6%	29.0%	5.0%	1.1%	-2.3%	11.8%	28.3%	32.7%	35.3%	19.4%

2.	Depreciation and Amortization — Continuing Operations

	Depreciation and Amortization	$66,703	$61,331	$18,788	$17,142	$15,780	$14,993	$15,932	$15,894	$15,431	$14,074
	Purchase Price Amortization	24,781	30,749	6,469	5,710	5,884	6,718	7,654	7,608	7,404	8,083
	Other Amortization	7,277	5,837	1,690	1,668	1,976	1,943	1,713	1,542	753	1,829

	Total Depreciation and Amortization	$98,761	$97,917	$26,947	$24,520	$23,640	$23,654	$25,299	$25,044	$23,588	$23,986

3.	Stock Compensation Expense

	Stock Compensation Expense, Excluding Acceleration Charges	$30,280	$27,243	$8,228	$8,215	$7,280	$6,557	$7,678	$7,062	$6,459	$6,044
	Stock Acceleration Expense	1,797	799	1,797	—	—	—	—	—	—	799

	Total Stock Compensation Expense	$32,077	$28,042	$10,025	$8,215	$7,280	$6,557	$7,678	$7,062	$6,459	$6,843

Exhibit E
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

		Year ended December 31,		Quarter ended
		2010	2009	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
1.	EBIT — Continuing Operations

	Consolidated
	Revenue	$2,456,335	$2,370,548	$638,820	$626,040	$599,081	$592,394	$608,133	$619,427	$613,171	$529,817
	Cost of Sales	1,642,075	1,571,003	437,963	417,243	390,847	396,022	403,174	409,113	404,014	354,702
	Selling, General and Administrative Expenses	257,350	267,339	72,299	64,516	59,815	60,720	64,059	66,671	65,431	71,178

	Operating Income	556,910	532,206	128,558	144,281	148,419	135,652	140,900	143,643	143,726	103,937
	Adjustments:
	Cash Related Restructuring Costs	2,472	8,186	2,472	—	—	—	—	—	—	8,186
	Stock Related Restructuring Costs	1,797	799	1,797	—	—	—	—	—	—	799
	Non-recurring Accrual Adjustment	9,800	—	9,800	—	—	—	—	—	—	—

	EBIT, as adjusted	$570,979	$541,191	$142,627	$144,281	$148,419	$135,652	$140,900	$143,643	$143,726	$112,922

	EBIT Margin, as adjusted	23.2%	22.8%	22.3%	23.0%	24.8%	22.9%	23.2%	23.2%	23.4%	21.3%

	Depreciation and Amortization	$98,761	$97,917	$26,947	$24,520	$23,640	$23,654	$25,299	$25,044	$23,588	$23,986

	Technology, Data and Analytics
	Revenue	$762,641	$707,485	$201,054	$196,917	$185,208	$179,462	$189,431	$186,286	$171,889	$159,879
	Cost of Sales	435,138	402,411	120,605	108,421	100,317	105,795	107,368	105,651	98,929	90,463
	Selling, General and Administrative Expenses	81,035	70,717	20,050	21,108	20,066	19,811	18,571	18,256	17,824	16,066

	Operating Income	246,468	234,357	60,399	67,388	64,825	53,856	63,492	62,379	55,136	53,350
	Adjustments:
	Cash Related Restructuring Costs	—	—	—	—	—	—	—	—	—	—
	Stock Related Restructuring Costs	—	—	—	—	—	—	—	—	—	—
	Non-recurring Accrual Adjustment	—	—	—	—	—	—	—	—	—	—

	EBIT, as adjusted	$246,468	$234,357	$60,399	$67,388	$64,825	$53,856	$63,492	$62,379	$55,136	$53,350

	EBIT Margin, as adjusted	32.3%	33.1%	30.0%	34.2%	35.0%	30.0%	33.5%	33.5%	32.1%	33.4%

	Depreciation and Amortization	$68,022	$69,477	$18,905	$16,532	$16,047	$16,538	$18,066	$17,595	$16,441	$17,375

	Loan Transaction Services
	Revenue	$1,701,523	$1,684,613	$439,659	$431,062	$415,517	$415,285	$421,566	$440,480	$448,044	$374,523
	Cost of Sales	1,212,781	1,190,238	317,285	310,780	292,107	292,609	298,723	311,230	311,349	268,936
	Selling, General and Administrative Expenses	95,656	107,769	26,440	23,561	21,798	23,857	25,681	27,665	27,064	27,359

	Operating Income	393,086	386,606	95,934	96,721	101,612	98,819	97,162	101,585	109,631	78,228
	Adjustments:
	Cash Related Restructuring Costs	—	—	—	—	—	—	—	—	—	—
	Stock Related Restructuring Costs	—	—	—	—	—	—	—	—	—	—
	Non-recurring Accrual Adjustment	9,800	—	9,800	—	—	—	—	—	—	—

	EBIT, as adjusted	$402,886	$386,606	$105,734	$96,721	$101,612	$98,819	$97,162	$101,585	$109,631	$78,228

	EBIT Margin, as adjusted	23.7%	22.9%	24.0%	22.4%	24.5%	23.8%	23.0%	23.1%	24.5%	20.9%

	Depreciation and Amortization	$23,313	$20,310	$6,226	$6,152	$5,749	$5,186	$5,281	$5,295	$5,126	$4,608

	Corporate and Other
	Revenue	$(7,829)	$(21,550)	$(1,893)	$(1,939)	$(1,644)	$(2,353)	$(2,864)	$(7,339)	$(6,762)	$(4,585)
	Cost of Sales	(5,844)	(21,646)	73	(1,958)	(1,577)	(2,382)	(2,917)	(7,768)	(6,264)	(4,697)
	Selling, General and Administrative Expenses	80,659	88,853	25,809	19,847	17,951	17,052	19,807	20,750	20,543	27,753

	Operating Income	(82,644)	(88,757)	(27,775)	(19,828)	(18,018)	(17,023)	(19,754)	(20,321)	(21,041)	(27,641)
	Adjustments:
	Cash Related Restructuring Costs	2,472	8,186	2,472	—	—	—	—	—	—	8,186
	Stock Related Restructuring Costs	1,797	799	1,797	—	—	—	—	—	—	799
	Non-recurring Accrual Adjustment	—	—	—	—	—	—	—	—	—	—

	EBIT, as adjusted	$(78,375)	$(79,772)	$(23,506)	$(19,828)	$(18,018)	$(17,023)	$(19,754)	$(20,321)	$(21,041)	$(18,656)

	Depreciation and Amortization	$7,426	$8,130	$1,816	$1,836	$1,844	$1,930	$1,952	$2,154	$2,021	$2,003

2.	Net Earnings — Reconciliation
	Net Earnings	$302,344	275,729	$70,724	$78,691	$80,413	$72,516	$74,901	$75,542	$75,240	$50,046
	Adjustments:
	Cash Related Restructuring Costs, net of tax	1,533	5,055	1,533	—	—	—	—	—	—	5,055
	Stock Related Restructuring Costs, net of tax	1,114	493	1,114	—	—	—	—	—	—	493
	Non-recurring Accrual Adjustment, net of tax	6,076	—	6,076

	Net Earnings, as adjusted	311,067	281,277	79,447	78,691	80,413	72,516	74,901	75,542	75,240	55,594
	Purchase Price Amortization, net of tax (1)	15,366	18,987	4,059	3,526	3,633	$4,148	4,726	4,698	4,572	4,991

	Adjusted Net Earnings	$326,433	$300,264	$83,506	$82,217	$84,046	$76,664	$79,627	$80,240	$79,812	$60,585

	Adjusted Net Earnings Per Diluted Share (2)	$3.50	$3.12	$0.92	$0.89	$0.89	$0.80	$0.82	$0.83	$0.83	$0.64

	Diluted Weighted Average Shares	93,559	96,152	90,296	92,682	94,910	96,416	96,781	96,399	96,133	95,284

3.	Cashflow — Reconciliation
	Cash Flows from Operating Activities:
	Net Earnings	$302,344	$275,729	$70,724	$78,691	$80,413	$72,516	$74,901	$75,542	$75,240	$50,046
	Adjustments:
	Cash Related Restructuring Costs, net of tax	1,533	4,304	1,533	—	—	—	—	—	—	4,304

	Net Earnings, as adjusted	303,877	280,033	72,257	78,691	80,413	72,516	74,901	75,542	75,240	54,350
	Adjustments to reconcile net earnings to net cash provided by operating activities:
	Non-cash adjustments	165,806	152,350	51,625	41,548	34,591	38,042	60,281	32,279	31,700	28,090
	Working capital adjustments	(19,456)	15,609	34,628	(35,191)	(17,375)	(1,518)	13,369	(16,954)	21,957	(2,763)

	Net cash provided by operating activities	450,227	447,992	158,510	85,048	97,629	109,040	148,551	90,867	128,897	79,677

	Capital expenditures included in investing activities	(108,256)	(98,775)	(24,150)	(26,940)	(29,122)	(28,044)	(30,913)	(19,455)	(25,836)	(22,571)

	Adjusted Net Free Cash Flow	$341,971	$349,217	$134,360	$58,108	$68,507	$80,996	$117,638	$71,412	$103,061	$57,106

Notes:
(1)	Purchase price amortization, net of tax represents the periodic amortization of intangible assets acquired through business acquisitions primarily relating to customer lists, trademarks and non-compete agreements.

(2)	Adjusted net earnings per diluted share for the years ended December 31, 2010 and 2009 represents the summation of the adjusted net earnings per diluted share computed by quarter in each of the respective years.

(3)	During the three months ended December 31, 2010, we recorded a non-recurring accrual adjustment to cost of sales totaling $9.8 million relating to fiscal years 2007 and 2008.